UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2023

(Date of Report)

LOGICQUEST TECHNOLOGY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-22711	76-0640970
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5 Independence Way, Suite 300, Princeton, NJ 08540
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(609) 514-5136
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 22, 2023, Logicquest Technology, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the first quarter of 2023 (the “Form 10-Q”), which included financial statements summarizing operations for the stated period.

The Form 10-Q was filed without the knowledge of the Company’s independent auditor, MaloneBailey, LLP, and MaloneBailey, LLP did not perform a review on the Company’s unaudited interim financial information for the quarter ended March 31, 2023, which was included in the Form 10-Q.

On May 24, 2023, the Board of Directors and the management of the Company concluded that the Form 10-Q should no longer be relied upon due to the following errors (1) misstatement in recording the Company’s operating expenses which resulted in an understatement of general and administrative expenses of $28,558; (2) failure in appropriately valuing the stock-based compensation which resulted in an overstatement of general and administrative expenses of $27,952; and (3) failure to properly classify and present due to related party balance of $39,423.

The Board of Directors of the Company, through counsel and its outside accountant, communicated with MaloneBailey, LLP regarding the matters disclosed in this filing. The Company is preparing an amended Form 10-Q that will be filed as soon as practicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICQUEST TECHNOLOGY, INC.

/s/ Ben Errez
By:	Ben Errez
Its:	Chief Executive Officer
Dated: May 31, 2023

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